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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Amended and Restated 1989 Stock Plan and the 1992 Employee Stock Purchase Plan of PeopleSoft Inc., of our report dated February 4, 2000 with respect to the consolidated financial statements of PeopleSoft, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999 filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP



Walnut Creek, California
September 27, 2000